As filed with the Securities and Exchange Commission on August 27, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0365922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One E. Washington St., Suite 1400

Phoenix, Arizona 85004

(Address of principal executive offices) (Zip code)

WESTERN ALLIANCE BANCORPORATION 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Robert Sarver

Chief Executive Officer

Western Alliance Bancorporation

One E. Washington St., Suite 1400

Phoenix, Arizona 85004

(602)-389-3500

(Name, address telephone number, including area code, of agent for service)

With a copy to:

Steven D. Pidgeon

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, Arizona 85016

(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000	$9.16	$18,320,000	$2,099

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of the registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s shares of Common Stock on August 23, 2012.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 shares of common stock, par value $0.0001 per share, for issuance pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-127032) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 29, 2005, the Registrant’s Registration Statement on Form S-8 (Registration No. 333-145548) previously filed by the Registrant with the Commission on August 17, 2007, and the Registrant’s Registration Statement on Form S-8 (Registration No. 333- 162107) previously filed by the Registrant with the Commission on September 24, 2009 are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Specimen common stock certificate of Western Alliance Bancorporation (incorporated by reference to Exhibit 4.1 of Western Alliance Bancorporation’s Registration Statement on Form S-1, File No. 333-124406, filed with the Securities and Exchange Commission on June 27, 2005, as amended).

4.2	Form of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, stock certificate (incorporated by reference to Exhibit 4.1 to Western Alliance Bancorporation’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

4.3	Form of Warrant to purchase shares of Western Alliance Bancorporation common stock, dated December 12, 2003, together with a schedule of warrant holders (incorporated by reference to Exhibit 10.9 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

4.4	Warrant, dated November 21, 2008, by and between Western Alliance Bancorporation and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to Western Alliance’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

4.5	Senior Debt Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 to Western Alliance’s Form 8-K filed with the SEC on August 25, 2010).

4.6	First Supplemental Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.2 to Western Alliance’s Form 8-K filed with the SEC on August 25, 2010).

4.7	Form of 10.00% Senior Notes due 2015 (incorporated by reference to Exhibit 4.3 to Western Alliance’s Form 8-K filed with the SEC on August 25, 2010).

4.8	Form of Non-Cumulative Perpetual Preferred Stock, Series B, stock certificate (incorporated by reference to Exhibit 4.8 to Western Alliance’s Annual Report on Form 10-K filed with the SEC on March 2, 2012).

5.1	Opinion of Randall S. Theisen, Esq. regarding the validity of the common stock registered hereby .

23.1	Consent of McGladrey LLP.

23.2	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1	Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Appendix A of Western Alliance Bancorporation’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 27, 2012.

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Robert Sarver
Robert Sarver
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert Sarver or Dale Gibbons, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person’s name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

By:	/s/ Robert Sarver Robert Sarver	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 27, 2012

By:	/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 27, 2012

By:	/s/ J. Kelly Ardrey Jr. J. Kelly Ardrey Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 27, 2012

By:	/s/ Kenneth A. Vecchione Kenneth A. Vecchione	President and Chief Operating Officer	August 27, 2012

By:	/s/ Bruce D. Beach Bruce D. Beach	Director	August 27, 2012

By:	/s/ William S. Boyd William S. Boyd	Director	August 27, 2012

By:	/s/ Steven J. Hilton Steven J. Hilton	Director	August 27, 2012

By:	/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Director	August 27, 2012

By:	/s/ Todd Marshall Todd Marshall	Director	August 27, 2012

By:	/s/ M. Nafees Nagy, M.D. M. Nafees Nagy, M.D.	Director	August 27, 2012

By:	/s/ James Nave James Nave	Director	August 27, 2012

By:	/s/ John Peter Sande, III John Peter Sande III	Director	August 27, 2012

By:	/s/ Donald Snyder Donald Snyder	Director	August 27, 2012

By:	/s/ Sung Won Sohn Sung Won Sohn	Director	August 27, 2012